EXHIBIT 10.6

WAIVER LETTER AGREEMENT AND

SECOND AMENDMENT TO CREDIT AGREEMENT

June 17, 2020

VIA EMAIL

Arch Resources, Inc., as Borrower Agent

One CityPlace Drive, Suite 300

St. Louis, MO 63141

Attention: Robert G. Jones

Re:Waiver of Designated Defaults and Second Amendment to Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated April 27, 2017 (as at any time amended, restated, modified or supplemented, the "Credit Agreement"), among ARCH RESOURCES, INC., a Delaware corporation formerly known as Arch Coal, Inc. ("Arch"), the various direct and indirect subsidiaries of Arch identified on the signature pages thereto as "Borrowers" (together with Arch, collectively, "Borrowers", and each individually a "Borrower"), REGIONS BANK, as agent (in its capacity as agent, the "Administrative Agent") for certain financial institutions (collectively, the “Lenders”), and the Lenders.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Borrowers have advised Administrative Agent that Borrowers caused the legal name of Simba Group LLC (the “Subject Subsidiary”), a subsidiary of Arch and a Borrower, to be changed to Maidsville Landing Terminal, LLC pursuant to a Certificate of Amendment to Certificate of Formation of Simba Group LLC filed with the Delaware Secretary of State on March 5, 2020 (such name change, the “Name Change”).  As you know, Events of Default (collectively, the “Designated Events of Default") resulted from (a) Borrowers’ failure to give Administrative Agent prior written notice of the Name Change as required by Section 10.13(b) of the Credit Agreement and in violation of Section 12.1(c) of the Credit Agreement, and (b) Borrowers’ failure to give similar notices to Term Loan Agent and PNC Bank, National Association, in its capacity as administrator under the Receivables Purchase Agreement (the “Receivables Administrator”), as required by the Term Loan Agreement and the Receivables Purchase Agreement, respectively, in each case resulting in a default thereunder and a violation of Section 12.1(e)(i) of the Credit Agreement.  Borrowers have advised Administrative Agent that, as of the date hereof, all actions with respect to the Name Change have been taken in order to maintain a perfected Lien in favor of each of the Administrative Agent, the Term Loan Agent and the Receivables Administrator, with the priority as described in the Loan Documents, in the assets of the Subject Subsidiary that constitute Collateral.

In addition, Borrowers have advised Administrative Agent that certain Deposit Accounts, Securities Accounts and/or Commodities Accounts that do not constitute Excluded Accounts (each, a “Subject Account”) have been formed but are not currently subject to Control Agreements.  The Borrowers are in the process of causing the applicable securities intermediaries or other applicable Persons to enter into Control Agreements

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with respect to the Subject Accounts as required by the Security Agreement (such actions, the “After Acquired Collateral Actions” and any Defaults that have arisen with respect to the failure to take the After Acquired Collateral Actions within the specified time periods in the Security Agreement are referred to herein as the “After Acquired Collateral Defaults”; the After Acquired Collateral Defaults, together with the Designated Events of Default, are referred to herein as the “Designated Defaults”).

The Administrative Agent and Required Lenders have agreed to waive the Designated Defaults on the terms and subject to the conditions of this letter agreement (this “Agreement”).

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Waiver of Designated Defaults.  On the terms and subject to the conditions contained in this Agreement, each of the Administrative Agent and the Required Lenders hereby waive the Designated Defaults in existence on the date hereof; provided, that, if the After Acquired Collateral Actions are not completed on or prior to July 6, 2020, then the waiver of the After Acquired Collateral Defaults (but not the waiver of the Designated Events of Default) shall be void ab initio and a Default or Event of Default, as applicable, shall exist.  In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Defaults in existence on the date hereof, or (b) any Loan Party’s obligation to comply with all the terms and conditions of the Credit Agreement and the other Loan Documents from and after the date hereof.  This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle Loan Parties to any other or further waiver in any similar or other circumstances.

2.Amendment to Credit Agreement.  The Credit Agreement is hereby amended by deleting Section 12.1(c) thereof in its entirety and by substituting in lieu thereof the following:

(c)Breach of Negative Covenants or Certain Other Covenants.  Any of the Loan Parties shall default in the observance or performance of (i) the covenant contained in Section 10.13(b) and such default, solely to the extent capable of cure, shall continue unremedied for a period of thirty (30) days or (ii) any covenant contained in Section 9.1, 9.3 (with respect to the ABL Priority Collateral), 9.5, 9.15, 9.16(f)(i), 9.16(f)(ii), 9.18, Section 10 (other than Section 10.13(b)), or Section 11.

3.Ratification and Reaffirmation.  Each Loan Party hereby ratifies and reaffirms the Obligations, each of the Loan Documents to which it is a party, and all of such Loan Party’s covenants, duties, indebtedness and liabilities under the Loan Documents to which it is a party.

4.Waiver Fee; Expenses.  To induce Administrative Agent and Required Lenders to enter into this Agreement, Borrowers jointly and severally agree to pay to Administrative Agent, for the benefit of each of the consenting Lenders, on the date hereof a fully earned and non-refundable waiver fee in the amount of 0.05% of the aggregate principal amount of the Commitments of the consenting Lenders in immediately available funds (the “Waiver Fee”).  Additionally, Borrowers jointly and severally agree to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment  and the other documents and instruments referred to herein or contemplated hereby, including, but not limited to, the fees and disbursements of Administrative Agent’s legal counsel, in each case, to the extent provided in the Credit Agreement.

5.Acknowledgments and Stipulations.  Each Loan Party acknowledges and stipulates that this Agreement and each other Loan Document to which such Loan Party is party constitutes a legal, valid and binding obligation of such Loan Party that is enforceable against such Loan Party in accordance with the terms hereof or thereof, as applicable, except to the extent that enforceability of any portion hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance; that all of the Obligations are owing and payable, in each case to the extent provided in the Loan Documents, without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by each Loan Party); and that the security interests and Liens granted by such Loan Party in favor of Administrative Agent are fully perfected first priority security interests and Liens (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute ABL Priority Collateral and second priority Liens (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute Term Loan Priority Collateral (in each case, subject to any remaining actions that may be required in accordance with Section 9.20 of the Credit Agreement).

6.Representations and Warranties.  Each Loan Party represents and warrants to Administrative Agent and Required Lenders, to induce each to enter into this Agreement, that no Default or Event of Default (other than the Designated Defaults) exists on the date hereof; that the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate or company action on the part of such Loan Party and this Agreement has been duly executed and delivered by such Loan Party; and that all of the representations and warranties made by such Loan Party in the Credit Agreement are true and correct in all material respects on the effective date hereof (provided that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change” or similar language shall be true and correct (after giving effect to such qualification) in all respects on such effective date), except for those representations and warranties that expressly relate to an earlier date, in which case, they shall have been true and correct in all material respects as of such earlier date.

7.No Novation, etc.  Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.  Upon the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

8.Release of Claims.  In consideration of Administrative Agent’s and Required Lenders’ agreement to waive the Designated Defaults, each Loan Party hereby RELEASES, ACQUITS AND FOREVER DISCHARGES Administrative Agent, each LC Issuer and each Lender, and each of their respective officers, directors, agents, employees, representatives, Affiliates and trustees and any successors and assigns of any of the foregoing (each, a "Releasee", and collectively, the "Releasees"), from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that any Loan Party now has or ever had against any of the Releasees arising under or in connection with the Loan Documents, based in whole or in part on facts, whether or not now known, existing on or before the date of this Agreement (collectively, “Claims”).  Each Loan Party hereby represents and warrants to the Releasees that no Loan Party has transferred or assigned to any person or entity of any kind any Claim that such Loan Party ever had or claimed to have against any Releasee.

9.Miscellaneous.  The waiver and amendment contained herein shall not be effective until Administrative Agent shall have received (i) a counterpart hereof duly executed by Borrower Agent, on behalf of the Loan Parties, at which time this Agreement shall constitute an agreement among the parties hereto with respect to the agreements contained herein, (ii) evidence reasonably satisfactory to the Administrative Agent that waivers by the requisite consenting parties have been obtained with respect to any events of default or termination events existing under the Term Loan Agreement and the Receivables Purchase Agreement as a result of the Name Change, and (iii) the Waiver Fee.  THIS AGREEMENT SHALL BE GOVERNED BY

THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any manually executed signature page to this Agreement delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.  Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered by their respective duly authorized officers as of the date first written above.

Very truly yours,

REGIONS BANK

as Administrative Agent and as the sole Lender

By:  /s/ Mark A. Kassis

Name: Mark A. Kassis

Title: Managing Director

Acknowledged and agreed to:

ARCH RESOURCES, INC.

as Borrower Agent, on behalf of Loan Parties

By: /s/ Robert G. Jones

Name: Robert G. Jones

Title: Senior Vice President – Law, General Counsel

and Secretary

Waiver Letter Agreement and Second Amendment to Credit Agreement (Arch)